UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
August 16, 2010
(Date of earliest event reported)

Potash Corporation of Saskatchewan Inc.
(Exact name of registrant as specified in its charter)

Canada (State or other jurisdiction of incorporation)	1-10351 (Commission File Number)	Not Applicable (IRS Employer Identification No.)
122 – 1st Avenue South
Saskatoon, Saskatchewan, Canada S7K 7G3
(Address of principal executive offices, including zip code)
306 / 933-8500
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On August 16, 2010, the Board of Directors (the “Board”) of Potash Corporation of Saskatchewan Inc. (the “Company”) adopted a Shareholder Rights Plan, the terms and conditions of which are set out in a shareholder rights plan agreement, dated August 16, 2010 (the “Shareholder Rights Plan”), subject to acceptance by the Toronto Stock Exchange. In connection with the adoption of the Shareholder Rights Plan, the Board authorized the issuance of one common share purchase right (a “Right”) in respect of each outstanding common share of the Company outstanding as of the close of business on August 16, 2010 (the “Common Shares”). One Right will also be issued in respect of each Common Share issued thereafter, subject to the limitations set forth in the Shareholder Rights Plan. The Shareholder Rights Plan is intended to ensure that in the context of a formal take-over bid, the Board has sufficient time to explore and develop alternatives to enhance shareholder value, including competing transactions that might emerge. The following is a summary of the terms of the Shareholder Rights Plan.
Rights Exercise Privilege
     The Rights will separate from the Common Shares to which they are attached and will become exercisable on the close of business on the tenth trading day after the earlier of: (a) the first date of public announcement of facts indicating that a person has become an Acquiring Person; (b) the date of commencement of, or first public announcement of the intent of any person (other than the Company or any subsidiary of the Company) to commence, a take-over bid, other than a Permitted Bid or a Competing Permitted Bid (each, as defined below); or (c) the date upon which a Permitted Bid or a Competing Permitted Bid ceases to qualify as such, or, in the case of each of (a), (b) and (c) above, such later date as the Board may determine (the “Separation Time”). Subject to adjustment as provided in the Shareholder Rights Plan, following the Separation Time, each Right will entitle the holder to purchase one Common Share for an exercise price (the “Exercise Price”) equal to three times the prevailing market price of a Common Share as at the Separation Time.
     A transaction in which a person becomes an Acquiring Person is referred to as a “Flip-in Event”. Upon the occurrence of a Flip-in Event, any Rights beneficially owned by an Acquiring Person, its associates, affiliates and any person acting jointly or in concert with the foregoing (or any transferee or successor of such Rights) will become null and void and the Rights (other than those beneficially owned by the Acquiring Person, its associates, affiliates and any person acting jointly or in concert with the foregoing or any transferee of such Rights) will entitle the holder to purchase, for the Exercise Price, that number of Common Shares having an aggregate market price equal to twice the Exercise Price, subject to adjustment in certain circumstances.
Acquiring Person
     An “Acquiring Person” is a person that beneficially owns 20% or more of the Company’s outstanding voting shares. However, an Acquiring Person does not include the Company or any subsidiary of the Company, or any person that would become an Acquiring Person as a result of certain exempt transactions. These exempt transactions include, among others: (a) acquisitions pursuant to a Permitted Bid or Competing Permitted Bid, (b) specified distributions of securities of the Company, (c) certain other specified exempt acquisitions, and (d) transactions to which the application of the Shareholder Rights Plan has been waived by the Board.
Impact Once Shareholder Rights Plan is Triggered
     By permitting holders of Rights, other than Rights beneficially owned by an Acquiring Person, its associates, affiliates and any person acting jointly or in concert with the foregoing (or any transferee of such Rights), to acquire Common Shares of the Company at a discount to market value, the Rights may cause substantial dilution to a person or group that becomes an Acquiring Person other than by way of a Permitted Bid or a Competing Permitted Bid or other than in circumstances where the Rights are redeemed or the Board waives the application of the Shareholder Rights Plan.
Certificates and Transferability
     Prior to the Separation Time, certificates for Common Shares will also evidence one Right for each Common Share represented by the certificate. Certificates evidencing Common Shares issued after August 16, 2010 will bear a legend to this effect.

     Prior to the Separation Time, the Rights will not be transferable separately from the attached Common Shares. From and after the Separation Time, the Rights will be evidenced by Rights certificates which will be transferable and traded separately from the Common Shares.
Permitted Bids and Competing Permitted Bids
     The Shareholder Rights Plan is not triggered by a Permitted Bid or a Competing Permitted Bid.
     A “Permitted Bid” is a take-over bid where the bid is made by way of a take-over bid circular to all holders of the Company’s voting shares, other than the offeror, and the bid is subject to irrevocable and unqualified conditions that (a) no voting shares shall be taken up or paid for prior the close of business on the date which is not less than 90 days after the date of the bid and then only if more than 50% of the outstanding voting shares held by Independent Shareholders (as defined below), determined as at the close of business on the date of first take-up or payment for voting shares under the bid, have been deposited to the bid and not withdrawn, (b) voting shares may be deposited pursuant to the bid (unless the bid is withdrawn) at any time prior to the close of business on the date voting shares are first taken up and paid for under the bid and may be withdrawn at any time prior to the close of business on such date, and (c) if the 50% condition set forth in (a) above is satisfied, that fact will be publicly announced and the bid will be extended for at least 10 business days following such announcement.
     For such purposes, “Independent Shareholders” means holders of the Company’s outstanding voting shares, but shall not include (a) any Acquiring Person or any offeror, or any affiliate or associate of such Acquiring Person or such offeror, or any person acting jointly or in concert with such Acquiring Person or such offeror, or (b) a person who is a trustee of any employee benefit plan, stock purchase plan, deferred profit sharing plan or any similar plan or trust for the benefit of employees of the Company or a subsidiary of the Company, unless the beneficiaries of any such plan or trust direct the manner in which the voting shares are to be voted or direct whether the voting shares are to be deposited or tendered to a take-over bid.
     A “Competing Permitted Bid” is a take-over bid made after a Permitted Bid or another Competing Permitted Bid has been made and prior to the expiry of that Permitted Bid or Competing Permitted Bid and that satisfies all the criteria of a Permitted Bid except that since it is made after a Permitted Bid has been made, the minimum deposit period and the time period for the take-up of and payment for Common Shares tendered under a Competing Permitted Bid is not 90 days, but is instead the later of (a) 35 days after the date the Competing Permitted Bid is made, and (b) the earliest date for take-up and payment of Common Shares under any other Permitted Bid or Competing Permitted Bid then in existence.
     Neither a Permitted Bid nor a Competing Permitted Bid is required to be approved by the Board and such bids may be made directly to shareholders. Acquisitions of the Company’s voting shares made pursuant to a Permitted Bid or a Competing Permitted Bid do not give rise to a Flip-in Event.
Waiver, Redemption and Amendment
     The Board may, at any time prior to the occurrence of a Flip-in Event that would occur by reason of an acquisition of the Company’s voting shares otherwise than pursuant to a take-over bid made by means of a take-over bid circular to all holders of record of voting shares or by inadvertence (as outlined in the next two paragraphs below), waive the application of the Shareholder Rights Plan to such Flip-in Event.
     The Board may, at any time prior to the occurrence of a Flip-in Event that would occur by reason of a take-over bid for all of the Company’s voting shares made by means of a take-over bid circular sent to all holders of record of voting shares, waive the application of the Shareholder Rights Plan to such Flip-in Event by written notice delivered to the Rights Agent, provided however, that if the Board waives the application of the Shareholder Rights Plan to such Flip-in Event, the Board shall be deemed to have waived the application of the Shareholder Rights Plan to any other Flip-in Event occurring by reason of any take-over bid for all voting shares which is made by means of a take-over bid circular sent to all holders of record of voting shares prior to the expiry, termination or withdrawal of any take-over bid in respect of which a waiver is, or is deemed to have been granted.
     The Board may also waive the application of the Shareholder Rights Plan to such Flip-in Event, if the following conditions are satisfied: (a) the Board has determined that the Acquiring Person became an Acquiring Person by inadvertence and without any intention to become, or knowledge that it would become, an Acquiring Person; and (b) such Acquiring Person: (i) has reduced its beneficial ownership of the Company’s voting shares such that, at the time of the waiver, it is no longer an Acquiring Person; or (ii) covenants in favor of the Company, on terms acceptable to the Board, to reduce its beneficial ownership of voting shares within a period of time specified by the Board such that, at the time the waiver becomes effective at the expiry of such period of time, it is no longer an Acquiring Person; and in the event of such waiver, for the purposes of the Shareholder Rights Plan, the Flip-in Event shall be deemed never to have occurred.
     At any time prior to the occurrence of a Flip-in Event, the Board may elect to redeem all but not less than all of the then outstanding Rights at a redemption price of $0.000001 per Right. In the event that, prior to the occurrence of a Flip-in Event, a person acquires voting shares of the Company pursuant to a Permitted Bid, a Competing Permitted Bid or pursuant to a transaction for which the Board has waived the application of the Shareholder Rights Plan, then the Board shall, immediately upon the consummation of such acquisition, without further formality, be deemed to have elected to redeem the Rights at the redemption price.
     Prior to the occurrence of a Flip-in Event, the Company may at any time amend, supplement, vary or delete any of the provisions of the Shareholder Rights Plan and the Rights in its sole discretion by resolution of the Board acting in good faith; provided that no such amendment, supplement, variation or deletion shall be made to the provisions of the Shareholder Rights Plan relating to the Rights Agent except with the written concurrence of the Rights Agent.
Term
     The Shareholder Rights Plan will terminate from and after the earlier of (a) the date on which the Rights are redeemed or deemed to be redeemed by the Board and (b) six months from the effective date of the Shareholder Rights Plan, unless the Shareholder Rights Plan is confirmed by the Company’s shareholders at a meeting of shareholders held within six months of the effective date, in which case the Shareholder Rights Plan will terminate on the third anniversary of the effective date, subject to receipt of regulatory approval.
Item 3.03 Material Modification to Rights of Security Holders.
     The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 3.03 by reference.
Item 8.01 Other Events.
     On August 17, 2010, the Company issued a news release in connection with its adoption of the Shareholder Rights Plan. A copy of the news release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Exhibit Description

99.1	News release, dated August 17, 2010, issued by Potash Corporation of Saskatchewan Inc.

SIGNATURE
      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

POTASH CORPORATION OF SASKATCHEWAN INC.
By:	/s/ Joseph Podwika
Name:	Joseph Podwika
Title:	Senior Vice President, General Counsel and Secretary

Dated: August 17, 2010

Index to Exhibits

Exhibit Number	Exhibit Description

99.1	News release, dated August 17, 2010, issued by Potash Corporation of Saskatchewan Inc.